UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.     Other Events

On December 19, 2016, the Board of Directors of Carroll Bancorp, Inc. (the “Company”) approved the Company’s filing of a Form 15 with the Securities and Exchange Commission (the “Commission”) on or about March 22, 2017, to affect the voluntarily deregistration of its common stock under Section 12 of the Securities Exchange Act of 1934, as amended. The Company is eligible to deregister its common stock because there are fewer than 1,200 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports and forms with the Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will immediately be suspended. The Company expects the deregistration of its common stock to become effective 90 days after filing the Form 15. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company.

The Company intends to deregister its common stock because it believes that the cost of compliance with public company reporting requirements outweighs any discernable benefit to the Company or its stockholders, and that continuing to incur such costs is not in their best interests. Factors influencing the Company’s decision to deregister include the following:

●	the accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the Commission in comparison to the Company’s size;
●	the amount of time senior management is required to devote to matters related to the Company’s public reporting obligations as opposed to time concentrating on the Company’s business; and
●	the already limited trading volume and liquidity in the Company’s common stock.

The Company’s common stock is traded on the OTC Pink Market, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. For more information about the OTC Pink Market, please see www.otcmarkets.com. The Company expects that its common stock will continue to be traded on the OTC Pink Market, so long as market makers demonstrate an interest in trading in the Company’s common stock. There is no assurance, however, that trading in the Company’s common stock will continue on the OTC Pink Market or on any other securities exchange or quotation medium. The Company’s annual meeting of stockholders will be moved to July 2017 such that the mailing date of its proxy materials will occur after the effectiveness of the Form 15 filing.

After deregistration of the Company’s common stock is effective and its periodic reporting requirements are suspended, the Company will continue to file financial reports with its federal regulator and intends to continue to provide interim unaudited financial information and annual financial information via press releases and by posting such information on its website (www.carrollcobank.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016	CARROLL BANCORP, INC. /s/ Michael J. Gallina Michael J. Gallina Chief Financial Officer